EXHIBIT 99.1

Steel Partners Holdings Reports Fourth Quarter and Full Year Results

Fourth Quarter 2022 Results

•Revenue totaled $422.6 million, a decrease of 2.1%, as compared to the same period in the prior year
•Net income from continuing operations was $73.1 million
•Net income attributable to common unitholders was $73.0 million, or $2.82 per diluted common unit
•Adjusted EBITDA* totaled $44.6 million; Adjusted EBITDA margin* was 10.6%
•Net cash used in operating activities from continuing operations was $151.7 million
•Adjusted free cash flow* totaled $30.3 million
•Total debt was $180.3 million; net debt,* which also includes our pension and preferred unit liabilities, less cash and investments, totaled $47.6 million

Full Year 2022 Results

•Revenue totaled $1.7 billion, an increase of 11.2%, as compared to the same period in the prior year
•Net income from continuing operations was $206.2 million
•Net income attributable to common unitholders was $206.0 million, or $8.12 per diluted common unit
•Adjusted EBITDA* totaled to $228.4 million; Adjusted EBITDA margin* was 13.5%
•Net cash used in operating activities from continuing operations was $210.2 million
•Adjusted free cash flow* totaled $146.3 million

NEW YORK, N.Y., March 8, 2023 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the fourth quarter and year ended December 31, 2022.

Unaudited
Q4 2022	Q4 2021	($ in thousands)	FY 2022	FY 2021
$422,615	$431,857	Revenue	$1,695,441	$1,524,896
73,083	29,565	Net income from continuing operations	206,165	132,440
73,012	28,917	Net income attributable to common unitholders	205,972	131,408
44,649	63,202	Adjusted EBITDA*	228,434	259,833
10.6%	14.6%	Adjusted EBITDA margin*	13.5%	17.0%
17,353	32,770	Purchases of property, plant and equipment	47,541	52,326
30,260	25,370	Adjusted free cash flow*	146,272	135,768

*    See reconciliations to the nearest GAAP measure included in the financial tables. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of these non-GAAP measures.

"Steel Partners had a good 2022 with strong operating results continuing from 2021 despite margins being impacted by higher material and labor costs,” said Executive Chairman Warren Lichtenstein. “We were able to significantly reduce our debt, repurchase our units, and fund facility upgrades which will allow us to attract the talent and customers we need for the future. Our commitment to delivering cost effective solutions for our customers and thoughtfully allocating our capital has produced strong results for all our stakeholders. I want to thank the entire team at Steel Partners for their continued dedication and contributions, without which, these strong results would not have been possible."

Results of Operations

Comparisons of the Three Months and Years Ended December 31, 2022 and 2021

	Unaudited
(Dollar amounts in table and commentary in thousands, unless otherwise indicated)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$422,615	$431,857	$1,695,441	$1,524,896
Cost of goods sold	266,296	291,992	1,096,936	1,004,093
Selling, general and administrative expenses	102,778	80,220	383,377	304,013
Asset impairment charges	278	—	3,162	—
Interest expense	6,197	6,191	20,649	22,250
Realized and unrealized (gains) losses on securities, net	(57,361)	(16,188)	(34,791)	24,044
Gains from sales of businesses	(203)	—	(85,683)	(8,096)
All other expenses (income), net *	20,237	1,811	36,293	(22,273)
Total costs and expenses	338,222	364,026	1,419,943	1,324,031
Income before income taxes and equity method investments	84,393	67,831	275,498	200,865
Income tax provision	17,688	27,654	73,944	84,089
(Income) loss of associated companies, net of taxes	(6,378)	10,612	(4,611)	(15,664)
Net income from continuing operations	73,083	29,565	206,165	132,440
Net gains from discontinued operations, net of taxes	—	3	—	138
Net income	73,083	29,568	206,165	132,578
Net income attributable to noncontrolling interests in consolidated entities (continuing operations)	(71)	(651)	(193)	(1,170)
Net income attributable to common unitholders	$73,012	$28,917	$205,972	$131,408
* includes finance interest, provision (benefit) for loan losses, and other expenses (income) from the consolidated statements of operations

Revenue

Revenue for the three months ended December 31, 2022 decreased $9.2 million, or 2.1%, as compared to the same period last year. The decrease was driven primarily by $46.9 million lower sales in the Diversified Industrial segment due primarily to lower sales volume from its Building Material business and the impact from the divestiture of SL Power Electronics Corporation ("SLPE") business, which was largely offset by $36.9 million higher revenue from the Financial Services segment.

Revenue in the year ended December 31, 2022 increased $170.5 million, or 11.2%, as compared to 2021, as a result of higher sales across all the reportable segments despite the divestiture of the SLPE business in April 2022. The increase of $78.5 million from the Diversified Industrial segment was primarily due to: (1) $59.6 million higher sales for the Building Materials business primarily due to the impact of favorable pricing, and to a lesser extent increased demand for its roofing products, (2) $19.4 million higher sales for the Performance Materials business primarily due to favorable product mix and pricing, and (3) $16.2 million higher sales from the Tubing business primarily due to favorable pricing and growth from the aerospace & defense and energy sectors. These increases were partially offset by: (1) $46.6 million decrease in sales due to the SLPE disposal and (2) $13.5 million decrease for the Joining Materials business, primarily driven by lower average precious metal prices in 2022, as compared to 2021. The increase of $17.8 million from the Energy segment was primarily due to higher service volume and favorable pricing driven by higher demand and from the energy sector as a result of higher energy prices. The increase of $74.3 million from the Financial Services segment was primarily due to increased interest income on higher credit risk transfer balances, asset based lending and held for sale balances, partially offset by lower non-interest income due to fewer warrant sales as compared to 2021.

Cost of Goods Sold

Cost of goods sold for the three months ended December 31, 2022 decreased $25.7 million, or 8.8%, as compared to the same period last year. The decrease was primarily due to the Diversified Industrial segment, driven by lower sales volume and the impact from the SLPE divestiture as mentioned above.

Cost of goods sold in the year ended December 31, 2022 increased $92.8 million, or 9.2%, as compared to 2021, primarily driven by higher sales discussed above, as well as higher material and labor costs in the Diversified Industrial and Energy segments, partially offset by the impact of the SLPE divestiture.

Selling, General and Administrative Expenses

Selling, general and administrative expenses ("SG&A") for the three months ended December 31, 2022 increased $22.6 million, or 28.1%, as compared to the same period last year. The increase was primarily due to: (1) approximately $16.0 million higher expenses for the Financial Service segment driven by higher credit performance fees due to higher credit risk transfer ("CRT") balances and higher personnel costs, and (2) approximately $15.6 million higher expenses for Corporate primarily due to higher legal and professional fees, as well as higher personnel costs in the 2022 period. SG&A expenses for corporate included a gain as a result of a litigation settlement of $8.8 million in the 2021 period. These increases were partially offset by the impact of the divestiture of SLPE business.

SG&A in in 2022 increased $79.4 million, or 26.1%, as compared to 2021. The increase was primarily due to: (1) approximately $58.1 million higher expenses from the Financial Service segment driven by higher credit performance fees due to higher CRT balances and higher personnel costs, and (2) approximately $37.3 million higher expenses for Corporate due to higher legal and professional fees, as well as higher personnel costs in 2022, partially offset by a gain as a result of a litigation settlement of $8.8 million in 2021. These increases were partially offset by approximately $11.4 million lower expenses from the Diversified Industrial segment, primarily due to the impact of SLPE divestiture.

Asset Impairment Charges

The Company recorded asset impairment charges of $3.2 million in 2022 primarily related to the implementation costs of an ERP project associated with the Kasco business from the Diversified Industrial segment. There were no impairment charges in 2021.

Interest Expense

Interest expense for both the three months ended December 31, 2022 and 2021 was $6.2 million. Interest expense for the years ended December 31, 2022 and 2021 was $20.6 million and $22.3 million, respectively. The lower interest expense during the year ended December 31, 2022 was primarily due to lower average debt levels, partially offset by higher average interest rates.

Realized and Unrealized (Gains) Losses on Securities, Net

The Company recorded gains of $57.4 million for the three months ended December 31, 2022, as compared to $16.2 million in 2021, and gains of $34.8 million and losses of $24.0 million for the years ended December 31, 2022 and 2021, respectively.

Gains from Sales of Businesses

The Company recorded a pre-tax gain of $85.7 million for the twelve months ended December 31, 2022, primarily related to the divestiture of the SLPE business from the Diversified Industrial segment. The sales price of SLPE was $144.5 million, subject to working capital adjustments. The Company recorded a pre-tax gain of $8.1 million for the twelve months ended December 31, 2021 related to the divestiture of the Edge business from the Diversified Industrial segment.

All Other Expenses (Income), Net

All other expenses, net increased $18.4 million, primarily driven by higher provision for loan losses and finance interest expense for the three months ended December 31, 2022. All other expenses, totaled $36.3 million for the year ended December 31, 2022 and is primarily comprised of: (1) $23.2 million provision for loan losses and (2) $16.9 million for finance interest expense. All other income, net totaled $22.3 million for the year ended December 31, 2021 and is primarily comprised of a $19.7 million one-time dividend from Aerojet and a pre-tax gain of $6.6 million on the sale of an idle facility in the Joining Materials business, partially offset by (3) finance interest expense of $7.7 million.

Income Taxes

As a limited partnership, we are generally not responsible for federal and state income taxes, and our profits and losses are passed directly to our limited partners for inclusion in their respective income tax returns. The Company's tax provision represents the income tax expense or benefit of its consolidated corporate subsidiaries. For the year ended December 31, 2022, a tax provision of $73.9 million was recorded, as compared to $84.1 million in 2021. The Company's effective tax rate was 26.8% and 41.9% for the years ended December 31, 2022 and 2021, respectively. The lower effective tax rate for the year ended December 31, 2022 is primarily due to a decrease in U.S. tax expense related to unrealized gains on investment from related parties which are eliminated for financial statement purposes.

(Income) Loss of Associated Companies, Net of Taxes

The Company recorded income from associated companies, net of taxes of $6.4 million for the three months ended December 31, 2022, as compared to a loss, net of taxes, of $10.6 million for the same period of 2021. The Company recorded income from associated companies, net of taxes, of $4.6 million in 2022 as compared to $15.7 million in 2021.

Purchases of Property, Plant and Equipment (Capital Expenditures)

Capital expenditures for the three months ended December 31, 2022 totaled $17.4 million, or 4.1% of revenue, as compared to $32.8 million, or 7.6% of revenue, in the three months ended December 31, 2021. For the year ended December 31, 2022, capital expenditures were $47.5 million, or 2.8% of revenue, as compared to $52.3 million, or 3.4% of revenue, for the year ended December 31, 2021.

Additional Non-GAAP Financial Measures

Adjusted EBITDA for the three months ended December 31, 2022 was $44.6 million, as compared to $63.2 million for the same period in 2021. Adjusted EBITDA margin decreased to 10.6% in the quarter from 14.6% in the three months ended December 31, 2021, primarily due to lower profitability from the Diversified Industrial segment driven by lower sales volume from its Building Materials business and the impact from the divestiture of SLPE business, as well as higher professional fees and personnel costs from Corporate in the fourth quarter of 2022. Adjusted free cash flow was $30.3 million for the three months ended December 31, 2022, as compared to $25.4 million for the same period in 2021.

For the year ended December 31, 2022, Adjusted EBITDA and Adjusted EBITDA margin were $228.4 million and 13.5%, respectively, as compared to $259.8 million and 17.0% in 2021. Adjusted EBITDA decreased by $31.4 million primarily due to decreases in the Financial Service segment due to higher loan loss provisions and higher credit performance fees as a result of higher CRT balances as well as higher personnel costs and in Corporate driven by higher legal and other professional fees, as well as higher personnel costs, partially offset by strong revenue impact from the Diversified Industrial and Energy segments, primarily due to favorable pricing. Adjusted free cash flow was $146.3 million, as compared to $135.8 million for the same period in 2021.

Liquidity and Capital Resources

As of December 31, 2022, the Company had $410.7 million in available liquidity under its senior credit agreement, as well as $60.2 million in cash and cash equivalents, excluding WebBank cash, and $309.7 million in long-term investments.

As of December 31, 2022, total debt was $180.3 million, a decrease of $90.7 million, as compared to December 31, 2021, primarily driven by payments on Company's senior credit facility using proceeds from the sale of SLPE. As of December 31, 2022, net debt totaled $47.6 million, a decrease of $177.5 million, as compared to December 31, 2021. Net debt decreased from the prior year primarily due to: (1) a $90.7 million decrease of total debt due to the paydown of debt and (2) $48.6 million of higher investment balances compared to the prior year, as well as higher cash balance of $43.4 million. Total leverage (as defined in the Company's senior credit agreement) was approximately 1.4x as of December 31, 2022 versus 1.6x as of December 31, 2021.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports. At Steel Partners, our culture and core values of Teamwork, Respect, Integrity, and Commitment guide our Kids First purpose, which is to forge a path of success for the next generation by instilling values, building character, and teaching life lessons through sports.

(Financial Tables Follow)

Consolidated Balance Sheets

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$234,448	$325,363
Trade and other receivables - net of allowance for doubtful accounts of $2,414 and $3,510, respectively	183,861	193,976
Receivables from related parties	961	2,944
Loans receivable, including loans held for sale of $602,675 and $198,632, respectively, net	1,131,745	529,529
Inventories, net	214,084	184,271
Prepaid expenses and other current assets	40,129	48,019
Total current assets	1,805,228	1,284,102
Long-term loans receivable, net	423,248	511,444
Goodwill	125,813	148,018
Other intangible assets, net	94,783	119,830
Deferred tax assets	—	—
Other non-current assets	195,859	79,143
Property, plant and equipment, net	238,510	234,976
Operating lease right-of-use assets	42,711	36,636
Long-term investments	309,697	261,080
Total Assets	$3,235,849	$2,675,229
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$109,572	$123,282
Accrued liabilities	112,744	86,848
Deposits	1,360,477	447,152
Payables to related parties	2,881	1,885
Short-term debt	685	100
Current portion of long-term debt	67	1,071
Other current liabilities	62,717	54,674
Total current liabilities	1,649,143	715,012
Long-term deposits	208,004	377,735
Long-term debt	179,572	269,850
Other borrowings	41,682	333,963
Preferred unit liability	152,247	149,570
Accrued pension liabilities	84,948	82,376
Deferred tax liabilities	41,055	13,674
Long-term operating lease liabilities	35,512	27,511
Other non-current liabilities	42,226	36,490
Total Liabilities	2,434,389	2,006,181
Commitments and Contingencies
Capital:
Partners' capital common units: 21,605,093 and 21,018,009 issued and outstanding (after deducting 17,904,679 and 16,810,932 units held in treasury, at cost of $309,257 and $264,284, respectively	952,094	795,140
Accumulated other comprehensive loss	(151,874)	(131,803)
Total Partners' Capital	800,220	663,337
Noncontrolling interests in consolidated entities	1,240	5,711
Total Capital	801,460	669,048
Total Liabilities and Capital	$3,235,849	$2,675,229

Consolidated Statements of Operations

	Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Diversified industrial net sales	$299,553	$346,464	$1,285,666	$1,207,183
Energy net revenue	45,061	44,312	181,811	164,028
Financial services revenue	78,001	41,081	227,964	153,685
Total revenue	422,615	431,857	1,695,441	1,524,896
Costs and expenses:
Cost of goods sold	266,296	291,992	1,096,936	1,004,093
Selling, general and administrative expenses	102,778	80,220	383,377	304,013
Asset impairment charges	278	—	3,162	—
Finance interest expense	9,301	1,044	16,907	7,693
Provision for loan losses	11,419	1,968	23,177	123
Interest expense	6,197	6,191	20,649	22,250
Gains from sale of businesses	(203)	—	(85,683)	(8,096)
Realized and unrealized (gains) losses on securities, net	(57,361)	(16,188)	(34,791)	24,044
Other income, net	(483)	(1,201)	(3,791)	(30,089)
Total costs and expenses	338,222	364,026	1,419,943	1,324,031
Income before income taxes and equity method investments	84,393	67,831	275,498	200,865
Income tax provision	17,688	27,654	73,944	84,089
(Income) loss of associated companies, net of taxes	(6,378)	10,612	(4,611)	(15,664)
Net income from continuing operations	73,083	29,565	206,165	132,440
Discontinued operations
Net gains from discontinued operations, net of taxes	—	3	—	138
Net income	73,083	29,568	206,165	132,578
Net income attributable to noncontrolling interests in consolidated entities (continuing operations)	(71)	(651)	(193)	(1,170)
Net income attributable to common unitholders	$73,012	$28,917	$205,972	$131,408
Net income per common unit - basic
Net income from continuing operations	$3.17	$1.39	$9.03	$6.09
Net income attributable to common unitholders	$3.17	$1.39	$9.03	$6.09
Net income per common unit - diluted
Net income from continuing operations	$2.82	$1.25	$8.12	$4.96
Net income attributable to common unitholders	$2.82	$1.25	$8.12	$4.97
Weighted-average number of common units outstanding - basic	23,038,179	20,802,636	22,813,588	21,561,200
Weighted-average number of common units outstanding - diluted	27,020,358	25,682,447	26,869,440	28,920,258

Consolidated Statements of Cash Flows

(in thousands)	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$206,165	$132,578
Gain (loss) from discontinued operations	—	138
Net income from continuing operations	206,165	132,440

Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	23,177	123
(Income) loss of associated companies, net of taxes	(4,611)	(15,664)
Realized and unrealized losses (gains) on securities, net	(34,791)	24,044
Gain on sales of businesses	(85,683)	(8,096)
Gain on sale of property, plant and equipment	(940)	(6,646)
Derivative gains on economic interests in loans	(5,294)	(4,862)
Deferred income taxes	48,546	72,798
Depreciation and amortization	53,755	60,521
Non-cash lease expense	10,461	10,237
Equity-based compensation	1,280	1,462
Asset impairment charges	3,162	—
Other	(4,199)	(397)
Net change in operating assets and liabilities:
Trade and other receivables	(710)	(33,158)
Inventories	(41,086)	(48,344)
Prepaid expenses and other assets	(10,431)	(4,875)
Accounts payable, accrued and other liabilities	35,012	8,511
Net (increase) decrease in loans held for sale	(404,043)	(110,461)
Net cash (used in) provided by operating activities - continuing operations	(210,230)	77,633
Net cash provided by operating activities - discontinued operations	—	138
Total cash (used in) provided by operating activities	(210,230)	77,771
Cash flows from investing activities:
Purchases of investments	(310,798)	(50,074)
Proceeds from sales of investments	19,828	24,667
Proceeds from maturities of investments	156,050	11,916
Loan originations, net of collections	(90,030)	1,029,093
Proceeds from sales of loans	—	530,969
Purchases of property, plant and equipment	(47,541)	(52,326)
Proceeds from sale of property, plant and equipment	1,241	6,979
Proceeds from sale of Edge business	142,426	16,000
Acquisitions, net of cash acquired	(47,280)	—
Other	(454)	—
Net cash (used in) provided by investing activities	(176,558)	1,517,224
Cash flows from financing activities:
Net revolver borrowings (repayments)	(90,616)	119,703
Repayments of term loans	(82)	(182,832)
Purchases of the Company's common units	(44,973)	(45,039)
Net (decrease) increase in other borrowings	(291,117)	(1,753,478)
Distribution to preferred unitholders	(9,633)	(9,633)
Purchase of subsidiary shares from noncontrolling interests	(8,606)	—
Deferred finance charges	—	(2,712)
Tax withholding related to vesting of restricted units	(1,394)	—
Net increase in deposits	743,593	469,228
Net cash provided by (used in) financing activities	297,172	(1,404,763)
Net change for the period	(89,616)	190,232
Effect of exchange rate changes on cash and cash equivalents	(1,299)	(657)
Cash and cash equivalents at beginning of period	325,363	135,788
Cash and cash equivalents at end of period	$234,448	$325,363

Supplemental Balance Sheet Data

(in thousands, except common and preferred units)	December 31,	December 31,
	2022	2021
Cash and cash equivalents	$234,448	$325,363
WebBank cash and cash equivalents	174,257	308,589
Cash and cash equivalents, excluding WebBank	$60,191	$16,774
Common units outstanding	21,605,093	21,018,009
Preferred units outstanding	6,422,128	6,422,128

Supplemental Non-GAAP Disclosures

Adjusted EBITDA Reconciliation:

	Unaudited
(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income from continuing operations	$73,083	$29,565	$206,165	$132,440
Income tax provision	17,688	27,654	73,944	84,089
Income from continuing operations before income taxes	90,771	57,219	280,109	216,529
Add (Deduct):
(Income) loss of associated companies, net of taxes	(6,378)	10,612	(4,611)	(15,664)
Realized and unrealized (gains) losses on securities, net	(57,361)	(16,188)	(34,791)	24,044
Interest expense	6,197	6,191	20,649	22,250
Depreciation	9,758	10,815	38,394	42,055
Amortization	3,785	4,514	15,361	18,466
Non-cash asset impairment charges	278	—	3,162	—
Non-cash pension expense	(1,637)	462	(7,042)	(3,972)
Non-cash equity-based compensation	438	346	1,280	1,462
Gains from sales of businesses	(203)	—	(85,683)	(8,096)
Other items, net *	(999)	(10,769)	1,606	(37,241)
Adjusted EBITDA	$44,649	$63,202	$228,434	$259,833

Total revenue	$422,615	$431,857	$1,695,441	$1,524,896
Adjusted EBITDA margin	10.6%	14.6%	13.5%	17.0%
*Other items, net for the year ended December 31, 2021 primarily includes (1) $19,740 one-time dividend from Aerojet, (2) a gain of $8,827 from a recent litigation settlement, and (3) a pre-tax gain of $6,646 on the sale of an idle facility in the Joining Materials business.

Net Debt Reconciliation:

(in thousands)	December 31,	December 31,
	2022	2021
Total debt	$180,324	$271,021
Accrued pension liabilities	84,948	82,376
Preferred unit liability, including current portion	152,247	149,570
Cash and cash equivalents, excluding WebBank	(60,191)	(16,774)
Long-term investments	(309,697)	(261,080)
Net debt	$47,631	$225,113

Adjusted Free Cash Flow Reconciliation:

	Unaudited
(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net cash (used in) provided by operating activities of continuing operations	$(151,706)	$18,749	$(210,230)	$77,633
Purchases of property, plant and equipment	(17,353)	(32,770)	(47,541)	(52,326)
Net increase in loans held for sale	199,319	39,391	404,043	110,461
Adjusted free cash flow	$30,260	$25,370	$146,272	$135,768

Segment Results

	Unaudited
(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Diversified Industrial	$299,553	$346,464	$1,285,666	$1,207,183
Energy	45,061	44,312	181,811	164,028
Financial Services	78,001	41,081	227,964	153,685
Total revenue	$422,615	$431,857	$1,695,441	$1,524,896

Income (loss) before interest expense and income taxes:
Diversified Industrial	$17,095	$26,083	$200,629	$123,329
Energy	(404)	2,178	13,608	14,982
Financial Services	18,706	14,922	63,477	79,165
Corporate and other	61,571	20,227	23,044	21,303
Income before interest expense and income taxes	96,968	63,410	300,758	238,779
Interest expense	6,197	6,191	20,649	22,250
Income tax provision	17,688	27,654	73,944	84,089
Net income from continuing operations	$73,083	$29,565	$206,165	$132,440

Loss (income) of associated companies, net of taxes:
Corporate and other	$(6,378)	$10,612	$(4,611)	$(15,664)
Total	$(6,378)	$10,612	$(4,611)	$(15,664)

Segment depreciation and amortization:
Diversified Industrial	$10,177	$11,929	$41,805	$47,568
Energy	2,846	3,142	10,546	12,212
Financial Services	358	120	750	485
Corporate and other	162	138	654	256
Total depreciation and amortization	$13,543	$15,329	$53,755	$60,521

Segment Adjusted EBITDA:
Diversified Industrial	$23,639	$35,744	$153,120	$153,791
Energy	2,367	6,723	23,905	25,615
Financial Services	19,199	16,024	63,499	80,618
Corporate and other	(556)	4,711	(12,090)	(191)
Total Adjusted EBITDA	$44,649	$63,202	$228,434	$259,833

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the U.S. Securities and Exchange Commission ("SEC,"), including "Adjusted EBITDA," "Net Debt" and "Adjusted Free Cash Flow." The Company is presenting these non-GAAP financial measurements because it believes that these measures provide useful information to investors about the Company's business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on investments, and excludes certain non-recurring and non-cash items. The Company defines Net Debt as the sum of total debt, loan guarantee liability, accrued pension liabilities and preferred unit liability, less the sum of cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities, and long-term investments. The Company defines Adjusted Free Cash Flow as net cash provided by or used in operating activities of continuing operations less the sum of purchases of property, plant and equipment, and net increases or decreases in loans held for sale. The Company believes these measures are useful to investors because they are measures used by the Company's Board of Directors and management to evaluate its ongoing business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as internal profitability measures, as components in assessing liquidity and evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as elements in determining executive compensation.

However, the measures are not measures of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from these measures are significant components in understanding and assessing financial performance. Therefore, these non-GAAP financial measurements should not be considered substitutes for net income or loss, total debt, or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;
•Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;
•Adjusted EBITDA does not reflect the Company's interest expense;
•Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;
•Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;
•Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation;
•Adjusted EBITDA does not include amounts related to noncontrolling interests in consolidated entities;
•Adjusted EBITDA does not include certain other non-recurring and non-cash items; and
•Adjusted EBITDA does not include the Company's discontinued operations.

In addition, Net Debt assumes the Company's cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities, and long-term investments are immediately convertible in cash and can be used to reduce outstanding debt without restriction at their recorded fair value, while Adjusted Free Cash Flow excludes net increases or decreases in loans held for sale, which can vary significantly from period-to-period since these loans are typically sold after origination and thus represent a significant component in WebBank's operating cash flow requirements.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and using these measures only as supplemental information. The Company believes that consideration of Adjusted EBITDA, Net Debt, and Adjusted Free Cash Flow, together with a careful review of its U.S. GAAP financial measures, is a well-informed method of analyzing SPLP. Because Adjusted EBITDA, Net Debt, and Adjusted Free Cash Flow are not measurements determined in accordance with U.S. GAAP and are susceptible to varying calculations, Adjusted EBITDA, Net Debt, and Adjusted Free Cash Flow, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-

looking statements by using words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," and similar expressions. These forward-looking statements are only predictions based upon the Company's current expectations and projections about future events, and are based on information currently available to the Company and are subject to risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2023 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: disruptions to the Company’s business as a result of economic downturns; the significant volatility of crude oil and commodity prices; the effects of rising interest rates; the Company’s subsidiaries’ sponsor defined pension plans, which could subject the Company to future cash flow requirements; the ability to comply with legal and regulatory requirements, including environmental, health and safety laws and regulations, banking regulations and other extensive requirements to which the Company and its businesses are subject; risks associated with the Company’s wholly-owned subsidiary, WebBank, as a result of its Federal Deposit Insurance Corporation ("FDIC") status, highly-regulated lending programs, and capital requirements; the ability to meet obligations under the Company's senior credit facility through future cash flows or financings; the risk of management diversion, increased costs and expenses, and impact on profitability in connection with the Company's business strategy to make acquisitions; the impact of losses in the Company's investment portfolio; ; the Company’s ability to protect its intellectual property rights and obtain or retain licenses to use others' intellectual property on which the Company relies; the Company’s exposure to risks inherent to conducting business outside of the U.S.; the impact of any changes in U.S. trade policies; the adverse impact of litigation or compliance failures on the Company's profitability; a significant disruption in, or breach in security of, the Company’s technology systems or protection of personal data; the loss of any significant customer contracts; the Company’s ability to maintain effective internal control over financial reporting; adverse impacts of the ongoing COVID-19 pandemic on business, results of operations, financial condition, and cash flows; the rights of unitholders with respect to voting and maintaining actions against the Company or its affiliates; potential conflicts of interest arising from certain interlocking relationships amount us and affiliates of the Company’s Executive Chairman; the Company’s dependence on the Manager and impact of the management fee on the Company’s total partners’ capital; the impact to the development of an active market for the Company’s units due to transfer restrictions and other factors; the Company’s tax treatment and its subsidiaries’ ability to fully utilize their tax benefits; the loss of essential employees; and other risks detailed from time to time in filings we make with the SEC. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2022 and subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, for information regarding risk factors that could affect the Company's results. Any forward-looking statement made in this press release speaks only as of the date hereof, and investors should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Investor Relations Contact

Jennifer Golembeske
212-520-2300
jgolembeske@steelpartners.com